Exhibit 3.2

AMENDED AND RESTATED

BYLAWS OF

ASSOCIATED CAPITAL GROUP, INC.

A DELAWARE CORPORATION

(as amended and restated on November 19, 2015)

i

TABLE OF CONTENTS

(continued)

ii

AMENDED AND RESTATED

BYLAWS

OF

ASSOCIATED CAPITAL GROUP, INC.

As Adopted November 19, 2015

ARTICLE I
OFFICES

1.1                               Registered Office.  The registered office of Associated Capital Group, Inc. (hereinafter, the “Corporation”) shall be at 2711 Centerville Road, Suite 400, Wilmington, DE 19808, and its resident agent at such address is Corporation Service Corporation.

1.2                               Other Offices.  The Corporation may also have offices at such other places both within and without the State of Delaware as the board of directors of the Corporation (the “Board”) may from time to time determine or the business of the Corporation may require.

ARTICLE II
MEETINGS OF STOCKHOLDERS

2.1                               Definitions.  For purposes of these Bylaws (these “Bylaws”), “Trigger Date” shall mean the date Mr. Gabelli (as defined below) owns a “beneficial” interest (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended, (“Exchange Act”) and the rules and regulations promulgated thereunder, as in effect on the effective date of these Bylaws) of less than a majority of the outstanding voting power of the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors (the “Voting Stock”).  The term “Mr. Gabelli” refers to Mario J. Gabelli and also includes members of his “immediate family” (which shall include Mr. Gabelli’s spouse, parents, children and siblings) and any subsidiaries and other entities in which Mr. Gabelli and members of his immediate family beneficially own a controlling interest of the outstanding voting securities or interests.

2.2                               Annual Meetings.  If required by applicable law, an annual meeting of stockholders shall be held for the election of directors at such date and time as may be determined from time to time by the Board.  The meeting may be held either at a place, within or without the State of Delaware, or by means of remote communication as the Board in its sole discretion may determine.  Any other proper business may be transacted at the annual meeting.

2.3                               Special Meetings.  Special meetings of stockholders may be held at such time and place within or without the State of Delaware as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.  Subject to the rights of holders of any series of preferred stock to elect additional directors under specified circumstances and the rights of stockholders to call a special meeting to elect a sufficient number of directors to conduct the business of the Corporation under specified circumstances, and except as otherwise required by law, special meetings of stockholders can be called only by the Board pursuant to a resolution adopted by a majority of the Whole Board (as defined herein) or the Chairperson of the Board, upon not less than ten (10) nor more than sixty (60) days’ written notice; provided, however, that prior to the Trigger Date, special meetings of stockholders may also be called at the request of the holders of a majority of the voting power of the then outstanding Voting Stock.  Any special meeting may be held either at a place, within or without the State of Delaware, or by means of remote communication as the Board in its sole discretion may determine.

2.4                               Voting and Proxies.

(a)                                 Voting.  In accordance with the terms of the Corporation’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), and in accordance with the provisions of these Bylaws, each holder of the Corporation’s Class A Common Stock, par value of $0.001 per share (the “Class A Common Stock”), shall be entitled to one (1) vote, in person or by proxy, per share and each holder of the Corporation’s Class B Common Stock, par value of $0.001 per share (the “Class B Common Stock”), shall be entitled to ten (10) votes, in person or by proxy, per share.  Except as otherwise provided by the Certificate of Incorporation, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.  Except as otherwise provided by applicable law, the Certificate of Incorporation or these Bylaws, or any other applicable rules or regulations, including the applicable rules or regulations of any stock exchange, every matter other than the election of directors shall be decided by the affirmative vote of a majority of the votes properly cast for or against such matter, and, for the avoidance of doubt, neither abstentions nor broker non-votes shall be counted as votes cast for or against such matter.

(b)                                 Proxies.  Each stockholder entitled to vote at a meeting of stockholders, or to take corporate action by written consent without a meeting, may authorize another person or persons to act for such stockholder by proxy.  Such a proxy may be prepared, transmitted and delivered in any manner permitted by applicable law.  The Board, in its discretion, or the officer of the Corporation presiding at a meeting of the stockholders, in such officer’s discretion, may require that any votes cast at such meeting shall be cast by written ballot.

2.5                               Quorum.  Except as otherwise provided by applicable law, the Certificate of Incorporation or these Bylaws, the holders of a majority in voting power of the outstanding shares of stock entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders.  If less than a majority of the voting power of the outstanding shares is represented, a majority of the voting power of the shares so represented may adjourn the meeting from time to time without further notice, but until a quorum is secured no other business may be transacted.  The stockholders present at a duly organized meeting may continue to transact business until an adjournment notwithstanding the withdrawal of enough stockholders to leave less than a quorum.  Shares of the Corporation’s stock belonging to the Corporation (or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation are held, directly or indirectly, by the Corporation), shall neither be entitled to vote nor counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or any other corporation to vote any shares of the Corporation’s stock held by it in a fiduciary capacity and to count such shares for purposes of determining a quorum.

2.6                               Notice of Meetings.  Notice of all meetings of stockholders shall be given in writing or by electronic transmission in the manner provided by applicable law (including, without limitation, as set forth in Section 6.1(b) hereof) stating the place, if any, date and time of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.  Unless otherwise required by applicable law or the Certificate of Incorporation, such notice shall be given not less than ten (10), nor more than sixty (60), days before the date of the meeting to each stockholder of record entitled to vote at such meeting as of the record date for determining stockholders entitled to notice of the meeting.

2.7                               Nature of Business at Meetings of Stockholders.  Only such business (other than nominations of Directors, which must comply with Section 3.8 hereof, and matters properly brought under Rule 14a-8 under the Exchange Act and included in the Corporation’s notice of meeting) may be transacted at an annual meeting of stockholders as is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (b) otherwise properly brought before the annual meeting by or at the direction of the Board, or (c) otherwise properly brought before the annual meeting by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.7 and on the record date for the determination of stockholders entitled to notice of and to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 2.7.

(a)                                 Delivery of Notice.  In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation (the “Secretary”).

To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) calendar days nor more than one hundred twenty (120) calendar days prior to the anniversary date of the immediately preceding annual meeting of stockholders (which anniversary date, in the case of the first annual meeting following the spin-off of the Corporation from GAMCO Investors, Inc., shall be deemed to be May 5, 2016); provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder to be timely must be so delivered (A) no earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and (B) no later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the close of business on the tenth (10th) day following the day on which Public Announcement of the date of such meeting is first made by the Corporation.  In no event shall the Public Announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.  For purposes of this Section 2.7 and Section 3.8 hereof, the term “Public Announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(b)                                 Form of Notice.  To be in proper written form, a stockholder’s notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting:

(1)                                 a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting;

(2)                                 the name and record address of such stockholder;

(3)                                 as to the stockholder giving the notice, (A) the class, series and number of all shares of stock of the Corporation which are owned by such stockholder, (B) the name of each nominee holder for shares owned beneficially but not of record by such stockholder and the number of shares of stock held by each such nominee holder, and (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such stockholder with respect to stock of the Corporation;

(4)                                 a description of all agreements, arrangements, or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business, including any anticipated benefit to the stockholder therefrom;

(5)                                 a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting; and

(6)                                 any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies with respect to business brought at an annual meeting of stockholders pursuant to Section 14 of the Exchange Act, and the rules promulgated thereunder or any successor statute.

(c)                                  Business to be Conducted.  No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 2.7.  If the Chairperson of an annual meeting determines that business was not properly brought before the meeting in accordance with the foregoing procedures, the Chairperson shall declare that the business was not properly brought before the meeting and such business shall not be transacted.  Nothing in this Section 2.7 shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of preferred stock if and to the extent provided for under law, the Certificate of Incorporation or these Bylaws.

2.8                               Action by Written Consent.

(a)                                 Unless otherwise provided in the Certificate of Incorporation or by applicable law, any action which, under any provision of the Delaware General Corporation Law (the “DGCL”), is required to or may be taken at any annual or special meeting of stockholders may be taken without a meeting of stockholders, if a consent in writing, setting forth the action so taken, (i) is signed by the holders of record on the record date (established as provided below in Section 10.5 hereof or Section 2.8(c) hereof) of the outstanding shares of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and (ii) is delivered to the Corporation at its registered office in the State of Delaware, at its principal place of business or to an officer or agent of the Corporation having custody of the minute books in which proceedings of meetings of stockholders are recorded.

(b)                                 The delivery of consents submitted pursuant to this Section 2.8 shall be made by hand or by certified or registered mail, return receipt requested.  Every written consent shall bear the date of the signature of each stockholder who signs the consent, and no written consent shall be effective for the Corporation to take action unless, within sixty (60) calendar days of the earliest dated valid consent delivered in the manner described in this Section 2.8, written consents signed by a sufficient number of holders to take such action are delivered to the Corporation in the manner described in Section 2.8(a) hereof.  Only stockholders of record on the record date shall be entitled to consent to corporate action in writing without a meeting.

(c)                                  Any stockholder of record seeking to have the stockholders give consent to corporate action in writing without a meeting pursuant to this Section 2.8 shall first request in writing that the Board fix a record date for the purpose of determining the stockholders entitled to give consent to such corporate action, and have such written request delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation (the “Consent Record Date Request Notice”).  Within ten (10) calendar days after receipt of a Consent Record Date Request Notice from any such stockholder, the Board may adopt a resolution fixing a record date for the purpose of determining the stockholders entitled to give consent to such corporate action, which record date shall not precede the date on which the resolution fixing the record date is adopted by the Board (the “Resolution Adoption Date”), and which record date shall not be more than ten (10) calendar days after the Resolution Adoption Date.  If no resolution fixing a record date has been adopted by the Board within such ten (10) calendar day period after the date on which a Consent Record Date Request Notice is received, the record date for determining stockholders entitled to give consent to corporate action in writing without a meeting shall be the first date on which a valid signed written consent setting forth the corporate action taken or proposed to be taken is delivered to the Corporation in the manner described in Section 2.8(a) hereof.

(d)                                 Prompt notice of the taking of any corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of stockholders to take the action were delivered to the Corporation as provided in Section 2.8(b) hereof.

(e)                                  Notwithstanding anything in these Bylaws to the contrary, no action may be taken by the stockholders by written consent except in accordance with the Certificate of Incorporation and this Section 2.8.  If the Board shall determine that any request to fix a record date or to take stockholder action by written consent was not properly made in accordance with the Certificate of Incorporation and this Section 2.8, or the stockholder or stockholders seeking to take such action do not otherwise comply with the Certificate of Incorporation and this Section 2.8, then the Board shall not be required to fix a record date and any such purported action by written consent shall be null and void to the fullest extent permitted by applicable law.

(f)                                   In addition to the requirements of this Section 2.8 with respect to stockholders seeking to take an action by written consent, each stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall comply with all requirements of applicable law, including all requirements of the Exchange Act, with respect to such action.

2.9                               List of Stockholders Entitled to Vote.  The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before the date of every meeting of stockholders, a complete list of stockholders entitled to vote at the meeting; provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date.  The stockholder list shall be arranged in alphabetical order and show the address of each stockholder and the number of shares registered in the name of each stockholder.  The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting, (i) on a reasonably accessible electronic network (provided that the information required to gain access to the list is provided with the notice of the meeting), or (ii) during ordinary business hours at the principal place of business of the Corporation.  If the meeting is to be held at a place, the list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present at the meeting.  If the meeting is held solely by means of remote communication, then the list shall be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access the list shall be provided with the notice of the meeting.

ARTICLE III
DIRECTORS

3.1                               Powers.  The business affairs of the Corporation shall be managed by the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

3.2                               Number of Directors.  The Board shall consist of not fewer than three (3) nor more than twelve (12) persons.  Subject to any rights of holders of preferred stock to elect directors under specified circumstances, the exact number of directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by the Board pursuant to a resolution adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies (the “Whole Board”).  As of the effective date of these Bylaws, and until changed in accordance with the preceding sentence, the number of directors shall be six (6) directors.

3.3                               Qualification, Election, Term of Office.  Directors shall be at least eighteen years of age and need not be residents of the State of Delaware nor stockholders of the Corporation.  The directors, other than the first Board, shall be elected at the annual meeting of the stockholders, except as hereinafter provided, and each director elected shall serve until the next succeeding annual meeting and until that director’s successor shall have been elected and qualified.  Each member of the first Board shall hold office until the first annual meeting of stockholders and until that director’s successor shall have been elected and qualified.

3.4                               Removal.  Subject to the rights of holders of preferred stock to elect and remove directors under specified circumstances, any or all of the directors may be removed, with or without cause, at any time by the affirmative vote of the holders of at least a majority of the voting power of the then outstanding Voting Stock, voting together as a single class.

3.5                               Newly Created Directorships and Vacancies.  Subject to any rights of holders of preferred stock or any other series or class of stock, and except as otherwise provided in the DGCL, vacancies occurring on the Board for any reason and newly created directorships resulting from an increase in the authorized number of directors shall be filled only by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum, or by a sole remaining director, at any meeting of the Board unless the Board otherwise determines.  A director elected to fill a vacancy shall be elected for the unexpired portion of the term of his predecessor in office.  A director elected to fill a newly created directorship shall serve until the next succeeding annual meeting of stockholders and until his successor shall have been elected and qualified.

3.6                               Books and Records.  The Board may keep the books of the Corporation, except such as are required by law to be kept within the State of Delaware, outside of the State of Delaware, at such place or places as they may from time to time determine.

3.7                               Compensation.  The Board, or any committee thereof, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the Corporation as directors, officers or otherwise.

3.8                               Nomination of Directors.  Only persons who are nominated in accordance with this Section 3.8 shall be eligible for election as directors, except as may be otherwise provided in the Certificate of Incorporation with respect to the right of holders of preferred stock of the Corporation to nominate and elect a specified number of directors in certain circumstances.  Nominations of persons for election to the Board may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, (a) by or at the direction of the Board (or any duly authorized committee thereof) or (b) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 3.8 and on the record date for the determination of stockholders entitled to notice of and to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section 3.8.

(a)                                 Delivery of Notice.  In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary.

To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation (i) in the case of an annual meeting, not less than ninety (90) calendar days nor more than one hundred twenty (120) calendar days prior to the anniversary date of the immediately preceding annual meeting of stockholders (which anniversary date, in the case of the first annual meeting following the spin-off of the Corporation from GAMCO Investors, Inc., shall be deemed to be May 5, 2016); provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder to be timely must be so delivered (A) no earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and (B) no later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the close of business on the tenth (10th) day following the day on which Public Announcement of the date of such meeting is first made by the Corporation and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which Public Announcement of the date of such meeting is first made by the Corporation.  In no event shall the Public Announcement of an adjournment or postponement of an annual or special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(b)                                 Notwithstanding anything in the second sentence of Section 3.8(a) hereof to the contrary, in the event that the number of directors to be elected to the Board is increased effective after the time period for which nominations would otherwise be due under Section 3.8(a) hereof and there is no Public Announcement by the Corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 3.8 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive office of the Corporation no later than the close of business on the tenth (10th) day following the day on which such Public Announcement is first made by the Corporation.

(c)                                  Form of Notice.  To be in proper written form, a stockholder’s notice to the Secretary must set forth:

(1)                                 as to each person whom the stockholder proposes to nominate for election as a director:

(i)                                     the name, age, business address and residence address of such person,

(ii)                                  the principal occupation or employment of such person,

(iii)                               (A) the class, series and number of all shares of stock of the Corporation which are owned by such person, (B) the name of each nominee holder for shares owned beneficially but not of record by such person and the number of shares held by each such nominee holder and (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person with respect to stock of the Corporation; and

(iv)                              any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder or any successor statute; and

(2)                                 as to the stockholder giving the notice:

(i)                                     the name and record address of such stockholder,

(ii)                                  (A) the class, series and number of all shares of stock of the Corporation which are owned by such stockholder, (B) the name of each nominee holder for shares owned beneficially but not of record by such stockholder and the number of shares held by each such nominee holder, and (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such stockholder with respect to the stock of the Corporation,

(iii)                               a description of all agreements, arrangements, or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, and any material interest of such stockholder in such nomination, including any anticipated benefit to the stockholder therefrom,

(iv)                              a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice, and

(v)                                 any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder or any successor statute.

Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 3.8.  If the Chairperson of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairperson shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

ARTICLE IV
MEETINGS OF THE BOARD OF DIRECTORS

4.1                               Regular Meetings.  Regular meetings of the Board may be held at such place, within or without the State of Delaware, and at such times as the Board may from time to time determine. Notice of regular meetings need not be given if the date, times and places thereof are fixed by resolution of the Board.

4.2                               Special Meetings.  Special meetings of the Board may be called by the Chief Executive Officer and special meetings shall be called by the Chief Executive Officer or Secretary on the written request of two directors.  Special meetings may be held at any time, date or place, within or without the State of Delaware, as the person or persons calling the meeting shall fix.

4.3                               Notice of Meetings.  Except as provided in Section 4.1 hereof, notice of the time, date and place of a regular or special meeting of the Board shall be given orally (in person, by telephone or otherwise), in writing or by electronic transmission (including electronic mail), by the person or persons calling the meeting to all directors at least five (5) days before the meeting (if the notice is mailed) or at least twenty-four (24) hours before the meeting (if such notice is given orally, in person, by telephone or otherwise, or by hand delivery, facsimile, or other means of electronic transmission, including electronic mail).  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice of such meeting.

4.4                               Quorum.  Subject to Section 3.5 hereof, a majority of the Whole Board shall constitute a quorum for the transaction of business unless a greater or lesser number is required by law or by the Certificate of Incorporation.  The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board, unless the vote of a greater number is required by law or by the Certificate of Incorporation.  If a quorum shall not be present at any meeting of the Board, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

4.5                               Remote Meetings.  Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any committee thereof, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

4.6                               Organization.  Meetings of the Board shall be presided over by the Chairperson of the Board or, in such person’s absence, by the Chief Executive Officer or, in such person’s absence, by the President or, in such person’s absence, by a chairperson chosen by the Board at the meeting. The Secretary shall act as secretary of the meeting, but in such person’s absence, the chairperson of the meeting may appoint any person to act as secretary of the meeting.

4.7                               Action by Unanimous Written Consent.  Any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or such committee, respectively, in the minute books of the Corporation. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

ARTICLE V
COMMITTEES

5.1                               Committees.  The Board may designate one or more committees, each committee to consist of one or more of the directors of the Corporation.  The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  Any such committee, to the extent provided in a resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority in reference to the following matters:  (a) approving, adopting, or recommending to the stockholders any action or matter (other than the election or removal of members of the Board) expressly required by the DGCL to be submitted to stockholders for approval or (b) adopting, amending or repealing any bylaw of the Corporation.

5.2                               Committee Minutes; Committee Rules.  Each committee shall keep regular minutes of its meetings and, except as otherwise provided in the resolutions of the Board establishing such committee, shall report the same to the Board as requested by the Board or as otherwise required.  Unless the Board otherwise provides, each committee designated by the Board may make, alter and repeal rules for the conduct of its business.  In the absence of such rules each committee shall conduct its business in the same manner as the Board conducts its business pursuant to Article IV of these Bylaws.

ARTICLE VI
NOTICES

6.1                               Notice.

(a)                                 Form and Delivery.  Except as otherwise specifically permitted in these Bylaws (including, without limitation, in Section 4.3  above or Section 6.1(b) below) or by applicable law, all notices required to be given pursuant to these Bylaws shall be in writing and may (i) in every instance in connection with any delivery to a member of the Board, be effectively given by hand delivery (including use of a delivery service), by depositing such notice in the mail, postage prepaid, or by sending such notice by prepaid overnight express courier, facsimile, electronic mail or other form of electronic transmission and (ii) be effectively be delivered to a stockholder when given by hand delivery, by depositing such notice in the mail, postage prepaid or, if specifically consented to by the stockholder as described in Section 6.1(b) hereof, by sending such notice by electronic transmission.  Any such notice shall be addressed to the person to whom notice is to be given at such person’s address as it appears on the records of the Corporation.  Except as otherwise provided by law, the notice shall be deemed given (i) in the case of hand delivery, when received by the person to whom notice is to be given or by any person accepting such notice on behalf of such person, (ii) in the case of delivery by mail, upon deposit in the mail, postage prepaid, (iii) in the case of delivery by overnight express courier, when dispatched, and (iv) in the case of delivery via electronic mail or other form of electronic transmission, when dispatched.

(b)                                 Electronic Transmission.  Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation, or these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given in accordance with Section 232 of the DGCL.  Any such consent shall be revocable by the stockholder by written notice to the Corporation.  Any such consent shall be deemed revoked if (i) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (ii) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.  Notice given pursuant to this Section 6.1(b) shall be deemed given:  (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of such posting and the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the stockholder.

(c)                                  Affidavit of Giving Notice.  An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given in writing or by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

(d)                                 Definition of Electronic Transmission.  For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

(e)                                  Notice to Stockholders Sharing an Address.  Except as otherwise prohibited under the DGCL, without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under the provisions of the DGCL, the Certificate of Incorporation or these Bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given.  Any such consent shall be revocable by the stockholder by written notice to the Corporation.  Any stockholder who fails to object in writing to the Corporation, within sixty (60) days of having been given written notice by the Corporation of its intention to send the single notice, shall be deemed to have consented to receiving such single written notice.

6.2                               Waiver of Notice.  Whenever notice is required to be given under any provision of the DGCL, the Certificate of Incorporation or these Bylaws, a written waiver of notice, signed by the person entitled to notice, or waiver by electronic transmission by such person, whether before or after the time stated therein, shall be deemed equivalent to notice.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of the Board need be specified in any waiver of notice.

ARTICLE VII
OFFICERS

7.1                               General.  The officers of the Corporation shall be chosen by the Board and shall consist of a Chairperson of the Board, a Chief Executive Officer, such Vice Presidents as shall from time to time be deemed necessary, a Secretary, such Assistant Secretaries as shall from time to time be deemed necessary, and a Chief Financial Officer.  The Board may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.  Any number of offices may be held by the same person.

7.2                               Term; Removal and Vacancies.  Each officer shall be chosen by the Board and shall hold office for such term as may be prescribed by the Board and until such person’s successor shall have been duly chosen and qualified, or until such person’s earlier death, disqualification, resignation or removal.  Any officer elected or appointed by the Board may be removed at any time by the affirmative vote of a majority of the Board.  Any vacancy occurring in any office of the Corporation shall be filled by the Board.

7.3                               Chairperson of the Board.  The Chairperson of the Board shall be chosen from among the directors and shall preside at all meetings of the stockholders and the Board and shall perform such other duties and possess such powers as are customarily vested in such office or as may be vested in the Chairperson of the Board by the Board, the Certificate of Incorporation or these Bylaws.

7.4                               Chief Executive Officer.  The Chief Executive Officer shall have, subject to the supervision, direction and control of the Board, ultimate authority for decisions relating to the supervision, direction and management of the affairs and the business of the Corporation customarily and usually associated with the position of chief executive officer, including, without limitation, all powers necessary to direct and control the organizational and reporting relationships within the Corporation.

7.5                               President.  The President shall have, subject to the supervision, direction and control of the Board and the Chief Executive Officer, the general powers and duties of supervision, direction and management of the affairs and business of the Corporation customarily and usually associated with the position of President.  The President shall have such powers and perform such duties as may from time to time be assigned to him or her by the Board, the Chairperson of the Board of Directors or the Chief Executive Officer.  In the event of the absence or disability of the Chief Executive Officer, the President shall perform the duties and exercise the powers of the Chief Executive Officer unless otherwise determined by the Board.

7.6                               The Vice Presidents.  Each Vice President shall have such powers and perform such duties as may from time to time be assigned to him or her by the Board, the Chairperson of the Board, the Chief Executive Officer or the President.

7.7                               Secretary.  The Secretary shall attend all meetings of the Board (subject to the authority of the Board to appoint another person to serve as secretary at any such meeting or portion thereof) and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board in a book or books to be kept for that purpose (or any other manner permitted by Section 224 of the DGCL) and shall perform like duties for the standing committees when required.  He or she shall give, or cause to be given, notice of all meetings of the stockholders and, subject to Sections 4.1 and 4.2 hereof, meetings of the Board, and shall perform such other duties as may be prescribed by the Board or the Chief Executive Officer, under whose supervision he or she shall be.  He or she shall have custody of the corporate seal of the Corporation and he or she, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and, when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary.  The Board may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature.

7.8                               Assistant Secretary.  The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board, Chairperson of the Board, the Chief Executive Officer or the President may from time to time prescribe.

7.9                               Chief Financial Officer.  The Chief Financial Officer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit or cause to be deposited all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board.

He or she shall disburse or cause to be disbursed the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and the Board at its regular meetings, or when the Board so requires, an account of all his or her transactions as Chief Financial Officer and of the financial condition of the Corporation.

If required by the Board, he or she shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

ARTICLE VIII
INDEMNIFICATION

8.1                               Indemnification of Officers and Directors.  Each person who was or is made a party to, or is threatened to be made a party to, or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that such person is or was a director or officer of the Corporation, or, while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (for purposes of this Article VIII, an “Indemnitee”), shall be indemnified and held harmless by the Corporation to the fullest extent permitted by applicable law, against all expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith, provided such Indemnitee acted in good faith and in a manner that the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or Proceeding, had no reasonable cause to believe the Indemnitee’s conduct was unlawful. Such indemnification shall continue as to an Indemnitee who has ceased to be a director or officer of the Corporation and shall inure to the benefit of such Indemnitees’ heirs, executors and administrators.  Notwithstanding the foregoing, except as provided in this Section 8.1, the Corporation shall not be obligated under this Article VIII to indemnify any Indemnitee seeking indemnification in connection with a Proceeding (or part thereof) initiated by such Indemnitee unless such Proceeding (or part thereof) was authorized in the first instance by the Board.

8.2                               Advance of Expenses.  The Corporation shall pay all expenses (including attorneys’ fees) incurred by such an Indemnitee in defending any such Proceeding in advance of its final disposition; provided, however, that (a) the payment of such expenses incurred by such an Indemnitee in advance of the final disposition of such Proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined that such Indemnitee is not entitled to be indemnified under this Article VIII or otherwise; and (b) the Corporation shall not be required to advance any expenses to a person against whom the Corporation directly brings a claim alleging that such person has breached such person’s duty of loyalty to the Corporation, committed an act or omission not in good faith or that involves intentional misconduct or a knowing violation of law, or derived an improper personal benefit from a transaction.

8.3                               Non-Exclusivity of Rights.  The rights conferred on any person in this Article VIII shall not be exclusive of any other right that such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation or these Bylaws, agreement, vote or consent of stockholders or disinterested directors, or otherwise. Additionally, nothing in this Article VIII shall limit the ability of the Corporation, in its discretion but subject to applicable law, to provide rights to indemnification or advancement of expenses to any person other than an Indemnified Person or to provide greater rights to indemnification and advancement of expenses than those provided in this Article VIII to any Indemnified Person.

8.4                               Indemnification Agreements.  The Board is authorized to cause the Corporation to enter into agreements with any director, officer, employee or agent of the Corporation, or any person serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, providing indemnification or advancement rights to such person. Such rights may be greater than those provided in this Article VIII.

8.5                               Claims.

(a)                                 Right to Bring Suit. If a claim for indemnification (following the final disposition of such proceeding) under Section 8.1 hereof is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, or a claim for advancement of expenses is not paid in full within thirty (30) days after the Corporation has received a statement or statements therefor, the Indemnitee shall be entitled at any time thereafter (but not before) to bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall be entitled, to the fullest extent permitted by law, to be paid also the expense of prosecuting or defending such suit. In (a) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (b) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the Indemnitee has not met any applicable standard of conduct for entitlement to indemnification under applicable law.

(b)                                 Effect of Determination. Neither the failure of the Corporation (whether by its directors who are not parties to such action, a committee of such directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the standard of conduct for entitled to indemnification under applicable law, nor an actual determination by the Corporation (whether by its directors who are not parties to such action, a committee of such directors, independent legal counsel or its stockholders) that the Indemnitee has not met such standard of conduct, shall create a presumption that the Indemnitee has not met such standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit.

(c)                                  Burden of Proof. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking provided hereunder, the burden of proving that the Indemnitee is not entitled to be indemnified, or is required to repay any amounts advanced pursuant to the terms of such undertaking, under this Article VIII shall be on the Corporation.

8.6                               Nature of Rights.  The rights conferred upon Indemnitees in this Article VIII shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director or officer of the Corporation and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators. Any right to indemnification or to advancement of expenses arising under this Article VIII shall not be eliminated or impaired by an amendment to these Bylaws after the occurrence of the act or omission that is the subject of the Proceeding for which indemnification or advancement of expenses is sought.

8.7                               Insurance.  The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of the DGCL.

ARTICLE IX
BUSINESS COMBINATION STATUTE

The Corporation hereby elects not to be governed by, or subject to, Section 203 of the DGCL.

ARTICLE X
STOCK

10.1                        General.  The shares of capital stock of the Corporation shall be represented by certificates; provided, however, that the Board may provide by resolution or resolutions that some or all of any or all classes or series of its capital stock may be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of the Corporation by, the Chairperson or Vice-Chairperson of the Board, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation, representing the number of shares registered in certificate form.

10.2                        Signatures.  Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

10.3                        Replacement Certificates.  The Corporation may issue a new certificate of stock, or uncertificated shares, in the place of any certificate previously issued by it, alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

10.4                        Other Regulations.  The issue, transfer, conversion and registration of stock certificates and uncertificated shares shall be governed by such other regulations as the Board may establish.

10.5                        Stockholders of Record.  Except as otherwise provided in Section 2.8 hereof, for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining stockholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board may fix, in advance, a date as the record date for any such determination of stockholders.  Such date shall not precede the date on which the resolution fixing the record date is adopted and shall not be more than sixty (60) nor less than ten (10) days (unless the DGCL permits a shorter time) before the date of any meeting nor more than sixty (60) days prior to any other action.  When a determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders has been made as provided in this Section 10.5, such determination shall apply to any adjournment thereof, unless the Board fixes a new record date for the adjourned meeting.

The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

ARTICLE XI
GENERAL PROVISIONS

11.1                        Dividends.  Subject to the provisions of the Certificate of Incorporation relating thereto, if any, dividends may be declared by the Board from time to time out of assets or funds of the Corporation legally available therefor under the DGCL.  Dividends may be paid in cash, in shares of the capital stock or in the Corporation’s bonds or its property, including the shares or bonds of other corporations subject to any provisions of law and of the Certificate of Incorporation.

Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board from time to time, in its absolute discretion, thinks proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board shall think conducive to the interest of the Corporation, and the Board may modify or abolish any such reserve in the manner in which it was created.

11.2                        Checks.  All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board may from time to time designate.

11.3                        Fiscal Year.  The fiscal year of the Corporation shall be fixed by resolution of the Board.

11.4                        Seal.  The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”.  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

11.5                        Form of Records.  Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time.  The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to any provision of the DGCL.

ARTICLE XII
AMENDMENTS

These Bylaws may be amended or repealed or new bylaws may be adopted at any regular or special meeting of stockholders at which a quorum is present or represented, by the vote of the holders of shares entitled to vote in the election of any directors, provided notice of the proposed alteration, amendment or repeal be contained in the notice of such meeting.  These Bylaws may also be amended or repealed or new bylaws may be adopted by the affirmative vote of a majority of the Board at any regular or special meeting of the Board.  If any Bylaw regulating an impending election of directors is adopted, amended or repealed by the Board, there shall be set forth in the notice of the next meeting of stockholders for the election of directors the bylaw so adopted, amended or repealed, together with a precise statement of the changes made.  Bylaws adopted by the Board may be amended or repealed by the stockholders.

*                                         *                                         *                                         *                                         *

CERTIFICATION OF

AMENDED AND RESTATED BYLAWS

OF

ASSOCIATED CAPITAL GROUP, INC.

a Delaware corporation

I, David Goldman, certify that I am Secretary of Associated Capital Group, Inc., a Delaware corporation (the “Corporation”), that I am duly authorized to make and deliver this certification, that the attached Bylaws are a true and complete copy of the Amended and Restated Bylaws of the Corporation in effect as of the date of this certificate.

Dated:  November 19, 2015

/s/ David Goldman
Name: David Goldman
Title: Secretary